UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 15, 2024

Onconetix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41294	83-2262816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 E. Fifth Street, Suite 1900 Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 620-4101

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	ONCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed on a Current Report on Form 8-K filed on July 11, 2024 with the Securities and Exchange Commission, on July 11, 2024, Onconetix, Inc., a Delaware corporation (the “Company”), entered into a common stock preferred investment options exercise inducement offer letter (the “Inducement Letter”) with certain holders (the “Holders”) of existing preferred investment options (“PIOs”) to purchase shares of the Company’s common stock at the original exercise prices of $2.546 and $1.09 per share, issued on August 11, 2022 and August 2, 2023, respectively (collectively, the “Existing PIOs”). Pursuant to the Inducement Letter, the Holders agreed to exercise for cash their Existing PIOs to purchase an aggregate of 7,458,642 shares of the Company’s common stock, at a reduced exercise price of $0.15 per share, in exchange for the Company’s agreement to issue new PIOs to purchase up to 22,375,926 shares of the Company’s common stock (the “Inducement PIO Shares”), with the issuance of such Inducement PIO Shares being subject to stockholder approval.

On July 15, 2024, the Company consummated the transactions contemplated by the Inducement Letter and on July 12, 2024 issued a press release to announce such closing (the “Press Release”). The Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated July 15, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Onconetix, Inc.

July 15, 2024	By:	/s/ Karina Fedasz
	Name:	Karina Fedasz
	Title:	Interim Chief Financial Officer

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